As filed with the Securities and Exchange Commission on August 10, 2010

Registration No. 333-168301

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 7

To

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

China Kanghui Holdings

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Cayman Islands	3841	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No.1-8 Tianshan Road, Xinbei District

Changzhou, Jiangsu Province 213022, People’s Republic of China

(86-519) 8519-5556

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 664-1666

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Portia Ku	David T. Zhang
O’Melveny & Myers LLP	Allen Wang
37/F Plaza 66, 1266 Nanjing Road West	Latham & Watkins
Shanghai, People’s Republic of China	41st Floor, One Exchange Square
(86-21) 2307-7000	8 Connaught Place, Central
Hong Kong
(852) 2522-7886

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Ordinary shares, par value US$0.001 per share(2)(3)	US$87,000,000	US$6,203

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933.
(2)	Includes ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public, and also includes ordinary shares that may be purchased by the underwriters pursuant to an over-allotment option. These ordinary shares are not being registered for the purposes of sales outside of the United States.
(3)	American depositary shares issuable upon deposit of the ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. 333-168376). Each American depositary share represents six ordinary shares.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6 INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our new amended and restated memorandum and articles of association, which will become effective upon the closing of this offering, will provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own dishonesty, fraud or default.

Under the form of indemnification agreements filed as Exhibit 10.2 to this registration statement, we will agree to indemnify our directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director.

The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7 RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have issued the following securities (including options to acquire our ordinary shares). We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or under Section 4(2) of the Securities Act regarding transactions not involving a public offering. The per-share data below has been restated to give retroactive effect to a one-for-ten share split that became effective on July 16, 2010.

Date of Sale or Issuance	Purchaser	Number of Securities	Consideration in U.S. dollars	Underwriting Discount and Commission
January 8, 2008	SIG China Investments One, Ltd.	13,403,110 Series B redeemable convertible participating shares	14,142,859	N/A

	IDG-Accel China Growth Fund L.P.	2,901,860 Series B redeemable convertible participating shares	3,062,022	N/A

	IDG-Accel China Growth Fund-A L.P.	593,030 Series B redeemable convertible participating shares	625,757	N/A

	IDG-Accel China Investors L.P.	270,340 Series B redeemable convertible participating shares	285,260	N/A

	TDF Capital China II, LP	2,170,130 Series B redeemable convertible participating shares	2,289,905	N/A

	TDF Capital Advisors, LP	89,010 Series B redeemable convertible participating shares	93,920	N/A

	CDH Venture Capital Limited	6,634,130 Series B redeemable convertible participating shares	7,000,278	N/A

	Certain directors, officers and employees	Options to purchase 2,555,000 ordinary shares	N/A	N/A

July 31, 2008	Certain directors, officers and employees	Options to purchase 7,366,770 ordinary shares	N/A	N/A

April 21, 2009	VIVO Ventures Fund VI, L.P.	1,811,670 Series B-1 redeemable convertible participating shares	1,985,455	N/A

	VIVO Ventures VI Affiliates Fund, L.P.	13,260 Series B-1 redeemable convertible participating shares	14,545	N/A

April 22, 2009	Certain directors, officers and employees	Options to purchase 427,000 ordinary shares	N/A	N/A

March 1, 2010	Certain directors, officers and employees	Options to purchase 1,878,060 ordinary shares	N/A	N/A

June 7, 2010	Certain directors, officers and employees	Options to purchase 621,090 ordinary shares	N/A	N/A

ITEM 8 EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

See Exhibit Index beginning on page II-6 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in our consolidated financial statements or the notes thereto.

ITEM 9 UNDERTAKINGS

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Changzhou, People’s Republic of China, on August 10, 2010.

China Kanghui Holdings

By:	/s/ Libo Yang
Name:	Libo Yang
Title:	Director and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 10, 2010.

Signature	Title

* Name: Yikang Jiang	Chairman of the board

/s/ Libo Yang Name: Libo Yang	Director, chief executive officer (Principal executive officer)

* Name: Jun Du	Director

* Name: Hongxin Nie	Director, vice president

* Name: Suyang Zhang	Director

* Name: Yiping James Li	Director

/s/ Junwen Wang Name: Junwen Wang	Chief financial officer (Principal financial and accounting officer)

*By:	/s/ Libo Yang
Name: Libo Yang Title: Attorney-in-Fact

/s/ Junwen Wang
Name: Junwen Wang Title: Attorney-in-Fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Under the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of China Kanghui Holdings, has signed this registration statement or amendment thereto in Newark, Delaware, on August 10, 2010.

Authorized U.S. Representative

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

CHINA KANGHUI HOLDINGS

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1**	Form of Underwriting Agreement

3.1**	Memorandum and Articles of Association of the Registrant, as currently in effect

3.2**	Second Amended and Restated Memorandum and Articles of Association of the Registrant, to be effective upon the completion of this offering

4.1**	Form of Registrant’s American Depository Receipt (included in Exhibit 4.3)

4.2**	Specimen Certificate for Ordinary Shares of the Registrant

4.3(1)	Form of Deposit Agreement among the Registrant, the Depositary and Holders and Beneficial Owners of the American Depository Shares issued thereunder

4.4**	Series A Share Purchase Agreement dated July 10, 2006 among the Registrant, Changzhou Kanghui, the Series A investors and certain other parties set forth therein

4.5**	Series B Share Purchase Agreement dated January 3, 2008 among the Registrant, Changzhou Kanghui, the Series B investors and certain other parties set forth therein

4.6**	Series B-1 Share Purchase Agreement dated April 21, 2009 among the Registrant, Changzhou Kanghui, Beijing Libeier, Series B-1 investors and certain other parties set forth therein

4.7**	Amended and Restated Investors’ Rights Agreement dated April 21, 2009 among the Registrant, Series B-1 investors and other existing shareholders set forth therein

4.8**	Series B Preferred Right of First Refusal and Co-Sale Agreement dated April 21, 2009 among the Registrant, Series B-1 investors and other parties set forth therein

4.9**	Series B Preferred Share Restriction Agreement dated April 21, 2009 among the Registrant, the restricted holders and other existing shareholders specified therein and Series B-1 investors

5.1**	Opinion of Conyers Dill & Pearman regarding the validity of the ordinary shares being registered

8.1**	Opinion of Conyers Dill & Pearman regarding certain Cayman Islands tax matters

8.2	Opinion of O’Melveny & Myers LLP regarding certain U.S. tax matters

8.3**	Opinion of Fangda Partners regarding certain PRC tax matters (included in Exhibit 99.2)

10.1**	Form of 2006, 2008, 2009 and 2010 Share Incentive Plans and Incentive Stock Option Agreement

10.2**	Form of Indemnification Agreement with the Registrant’s directors

10.3**	Form of Employment Contract between the Registrant and executive officers of the Registrant

10.4**	English Translation of Equity Transfer Agreement among the Registrant, Qian Guo, Hongxin Nie and Beijing Libeier dated April 29, 2008 and its supplements in 2008, 2009 and 2010, respectively

10.5**	English Translation of Land Use Right Grant Contract between Changzhou Kanghui and Changzhou Bureau of Land Resources dated September 25, 2009

10.6**	English Translation of Lease Agreement between Changzhou Kangdi Medical Stapler Co., Ltd and Changzhou Kanghui (undated)

10.7**	English Translation of Lease Agreement between Beijing Libeier and Beijing Yizhuang Property Management Center dated July 14, 2009

10.8**	English Translation of Lease Agreement between Beijing Libeier and Beijing Yizhuang Property Management Center dated April 1, 2010

10.9**	English Translation of Form of Patent Transfer Agreement between Mr. Yikang Jiang and Changzhou Kanghui

Exhibit Number	Description of Document

10.10**	English Translation of Agency Agreement between Changzhou Kanghui and Shanghai Medical Instruments Import and Export Company dated January 1, 2008

10.11**	English translation of Lease Contract between Beijing Libeier and Hongxin Nie dated January 1, 2010

10.12**	English translation of Premise Lease Contract between Changzhou Kanghui and Changzhou Outeke Medical Instruments Co., Ltd. undated and the confirmation letter dated April 7, 2010 issued by Changzhou Outeke Medical Instruments Co., Ltd.

10.13**	English translation of Equipment Purchase Agreement between Beijing Keyibangen Medical Instruments Co., Ltd. and Beijing Libeier dated April 28, 2008 and its supplement on July 23, 2010

10.14**	English translation of Toll Manufacturing Agreement between Changzhou Kanghui and Changzhou Bioconcept Medical Devices Co., Ltd. dated January 1, 2010

10.15**	Letter of Intent between Beijing Libeier and Ji’en Xingye dated July 28, 2010

21.1**	Subsidiaries of the Registrant

23.1**	Consent of Independent Registered Public Accounting Firm

23.2**	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

23.3**	Consent of O’Melveny & Myers LLP (included in Exhibit 8.2)

23.4**	Consent of Fangda Partners (included in Exhibit 5.2)

23.5**	Consent of Frost & Sullivan

23.6**	Consent of Shanghai Medical Instruments Import and Export Company

23.7**	Consent of Patricia Peifen Chou

24.1**	Powers of Attorney (included on the signature page in Part II of this registration statement)

99.1**	Code of Business Conduct and Ethics

99.2**	Opinion of Fangda Partners regarding certain PRC legal matters

*	To be filed by amendment.
**	Previously filed.
(1)	Incorporated by reference to the registration statement on Form F-6 (File No. 333-168376), which was filed with the Securities and Exchange Commission with respect to American depositary shares representing ordinary shares on July 29, 2010.